Exhibit 99.1

Marsh & McLennan Companies, Inc. 1166 Avenue of the Americas New York, New York 10036-2774 212 345 5000 www.mmc.com

MEDIA CONTACT: Erick Gustafson Marsh & McLennan Companies +1 202 263 7788 erick.gustafson@mmc.com	INVESTOR CONTACT: Sarah DeWitt Marsh & McLennan Companies +1 212 345 2708 sarah.dewitt@mmc.com

MARSH & McLENNAN COMPANIES ANNOUNCES PRICING OF

€1.1 BILLION SENIOR NOTES OFFERING

NEW YORK, March 14, 2019 — Marsh & McLennan Companies, Inc. (the “Company”) announced today that it has priced €550 million aggregate principal amount of its 1.349% Senior Notes due 2026 and €550 million aggregate principal amount of its 1.979% Senior Notes due 2030 (collectively, the “Notes”). The Company intends to use the net proceeds from the Notes offering, together with the net proceeds from its recent $5.0 billion senior notes offering, to fund, in part, the acquisition (“Acquisition”) of Jardine Lloyd Thompson Group plc (“JLT”), including the payment of related fees and expenses, and to repay certain JLT indebtedness, as well as for general corporate purposes. The Acquisition is expected to be completed in the spring of 2019, subject to certain customary conditions. The closing of the Notes offering is not contingent on the closing of the Acquisition and is expected to occur on March 21, 2019, subject to certain customary conditions. Goldman Sachs & Co. LLC, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch, HSBC Bank plc, Merrill Lynch International, Barclays Bank PLC and J.P. Morgan Securities plc are acting as joint book-running managers for the Notes offering. ANZ Securities, Inc., BNP Paribas, Drexel Hamilton, LLC, GC Securities, a division of MMC Securities LLC, MUFG Securities EMEA plc, PNC Capital Markets LLC, RBC Europe Limited, Scotiabank Europe plc, The Toronto-Dominion Bank, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC and The Williams Capital Group, L.P. are acting as co-managers for the Notes offering.

An effective shelf registration statement related to the Notes has previously been filed with the Securities and Exchange Commission (the “SEC”). The offering and sale of the Notes are being made by means of a prospectus supplement and an accompanying base prospectus related to the offering. Before you invest, you should read the prospectus supplement and the base prospectus for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR or the SEC website at www.sec.gov; alternatively, copies may be obtained from: (i) Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com, (ii) Citigroup Global Markets Limited, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-800-831-9146 or by emailing prospectus@citi.com, (iii) Deutsche Bank AG, London Branch, Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom, telephone: 1-800-503-4611 or by emailing prospectus.CPDG@db.com, (iv) HSBC Bank plc, 8 Canada Square, London E14 5HQ, United Kingdom, telephone: 1-866-811-8049 and (v) Merrill Lynch International, 2 King Edward Street, London EC1A 1HQ, United Kingdom, telephone: 1-800-294-1322.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Marsh & McLennan Companies

Marsh & McLennan (NYSE: MMC) is the world’s leading professional services firm in the areas of risk, strategy and people. The company’s over 65,000 colleagues advise clients in over 130 countries. With annual revenue of $15 billion, Marsh & McLennan helps clients navigate an increasingly dynamic and complex environment through four market-leading firms. Marsh advises individual and commercial clients of all sizes on insurance broking and innovative risk management solutions. Guy Carpenter develops advanced risk, reinsurance and capital strategies that help clients grow profitably and pursue emerging opportunities. Mercer delivers advice and technology-driven solutions that help organizations meet the health, wealth and career needs of a changing workforce. Oliver Wyman serves as a critical strategic, economic and brand advisor to private sector and governmental clients.

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